UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2013

 CAPLEASE, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: (212) 217-6300

 Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07     Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders of CapLease, Inc. (the “Company”) was held on June 12, 2013. Set forth below is a brief description of each of the four matters voted on at the meeting and the final voting results.

Proposal 1: To elect six directors to hold office until the Annual Meeting of Stockholders to be held in 2014 and until their successors are elected.

	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES

Paul H. McDowell	65,641,701	2,432,084	14,267,874
William R. Pollert	64,914,032	3,159,753	14,267,874
Michael E. Gagliardi	65,284,048	2,789,738	14,267,874
Catherine F. Long	65,588,092	2,485,693	14,267,874
Jeffrey F. Rogatz	65,214,086	2,859,700	14,267,874
Howard A. Silver	64,739,407	3,334,378	14,267,874

Proposal 2: To approve, on an advisory basis, executive compensation.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES

64,042,802	3,316,930	714,053	14,267,874

Proposal 3:   To approve amendments to the Company’s 2004 Stock Incentive Plan, as amended and restated (the “stock plan”), the primary purpose of which is to increase by 3,100,000 shares the maximum aggregate number of shares of common stock issuable under the stock plan, from 5,l23,000 to 8,223,000.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES

62,918,404	4,394,470	760,911	14,267,874

Proposal 4:   To ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES

80,810,417	890,085	641,157	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPLEASE, INC.

By:	/s/ Paul C. Hughes
Paul C. Hughes Vice President, General Counsel and Corporate Secretary

Date: June 14, 2013